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                                  EXHIBIT 99.6

Trimark Contact
David Van Houten
Corporate Relations
(310) 314-3024
vanhoutend@trimarkpictures.com
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                       Trimark Announces Completion of Stock
                          Transaction with Broadcast.com


March 31, 1999, SANTA MONICA, CA ... Trimark Holdings, Inc. (NASDAQ-TMRK) announced today that it has completed the stock transaction with broadcast.com (Nasdaq: BCST) in which Trimark exchanged 9% of its common stock (412,363 shares) for 45,858 shares of broadcast.com common stock. The completion of this transaction is connected with the February 22nd agreement between Trimark and broadcast.com to jointly market certain Trimark movies by streaming them on the broadcast.com Web site, creating mutual links and by selling merchandise and advertising space.

Trimark Holdings, Inc. (Nasdaq: TMRK) is a broad-based entertainment company which acquires, produces and distributes motion pictures domestically and internationally under the Trimark Pictures banner; licenses to the broadcast industry under the Trimark Television moniker; and distributes to the domestic home video market under the Trimark Home Video label.

This announcement contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Trimark and broadcast.com to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Investors are cautioned that the financial performance of Trimark and broadcast.com are subject to substantial risks and uncertainties. Other matters, uncertainties and risks are detailed from time to time in Trimark's and in broadcast.com's current filings with the SEC.







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